RESTATED ARTICLES OF INCORPORATION

                                       OF

                          PACE GROUP INTERNATIONAL INC

                                   ARTICLE I
                                      NAME

     The name of the corporation is Pace Group International, Inc.

                                   ARTICLE II
                              PURPOSES AND POWERS

     The purpose for which the corporation is organized is to engage in any lawful activity for which a corporation may be organized under the Oregon Business Corporation Act, including, but not limited to, engaging in the production, publication and distribution of educational materials in the form of text books or other printed material, audio and video tapes and discs and such other communication methods and techniques as may be developed in the future, and the corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs including but not limited to the powers specified in the Oregon Business Corporation Act or which may be hereafter granted by such law.

                                  ARTICLE III
                            AUTHORIZED CAPITAL STOCK

     A.   Authorized Classes of Shares.  The aggregate number of shares of all
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classes which the corporation shall have authority to issue is four hundred ten million (410,000,000) divided into two classes, as follows:
     Ten million (10,000,000) shares of stock which shall have such preferences, limitations and relative rights as are set forth in these Articles or in an amendment to these Articles either by action of the shareholders or by the Board of Directors pursuant to Section G of this Article III (hereinafter referred to as "Preferred Stock"); and

     Four hundred million ( 400, 000, 000 ) shares of common stock which, subject to the voting rights, if any, of the Preferred Stock which may be outstanding, shall together have unlimited voting rights and, subject to the liquidation rights, if any, of the Preferred Stock which may be outstanding, shall together be entitled to receive the net assets of the corporation upon dissolution (hereinafter referred to as "Common Stock").

     Except as otherwise may be provided with respect to Preferred Stock in an amendment to these Articles by action of the shareholders or by the board of Directors pursuant to Section G of this Article III, all shares of a class shall have preferences, limitations and relative rights identical to those of all other shares of the same class.

     B.   Voting Rights.  Except as otherwise provided by the Oregon Business
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Corporation Act or in an amendment to these Articles either by shareholder action or by the Board of Directors pursuant to Section G of this Article III, no shares shall have the right to vote as a separate voting group and each outstanding share of Common Stock shall have one (l) vote and each outstanding share of Preferred Stock shall have one ( 1 ) vote if such Preferred Stock is not convertible into Common Stock or, if such Preferred Stock is convertible into Common Stock, one ( 1) vote for each share of Common Stock which such Preferred Stock may be converted into as of the record date for such vote "Nonvoting shares of preferred Stock shall nonetheless have such voting rights as are required by the Oregon Business Corporation Act. Holders of shares of Common Stock and Preferred Stock shall not have the right to cumulate votes in the election of directors.

     C.   Dividends.  Subject to the prior and participating rights of any
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Preferred Stock at the time outstanding, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Nothing herein shall be construed as obligation the Board of Directors to at any time declare any dividend even though the corporation may have assets legally available to pay such a dividend.

     D.   Redemption. Subject to any provision to the contrary contained in
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amendments to these Articles either by action of the shareholders or by the
Board of Directors pursuant to Section G of this Article III, the corporation may repurchase its shares of Common Stock or Preferred Stock even though the distribution made in connection with such repurchase would cause the difference between the corporation' s total assets and its total liabilities to be less than the amount that would be needed to satisfy the preferential liquidation rights of all outstanding shares of classes or series of stock with liquidation rights which are superior to those of the shares being repurchased by the corporation were to be dissolved at the time of such repurchase.

     E.   Limitation.  Subject to the prior and participating rights of any
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Preferred Stock at the time outstanding' upon the liquidation, dissolution or winding up of the corporation, the net assets of the corporation after having discharged or made adequate provision for discharging all of its liabilities, shall be distributed to the holders of the Common Stock according to their interests.

     F.   Preemptive Rights.  No holder of any shares of Common Stock or
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Preferred Stock shall be entitled to any preemptive right to purchase or subscribe for any unissued or treasury shares of the corporation.

     G.   Preferences, Limitations and Relative Rights of Preferred Stock.  The
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Board of Directors is expressly authorized to, from time to time by resolution duly adopted, determine the preferences, limitations and relative rights of the Preferred Stock as a whole or of one or more series of Preferred Stock. Such a determination may include the following:

          1.   Voting.  The voting rights of the shares including whether the
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shares have special, conditional or limited voting rights or a statement to the effect that the shares are nonvoting except to the extent voting rights are required by the Oregon Business Corporation Act;

          2 .  Dividends.  The dividend rate and preference, if any, and
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statements as to whether or not the shares will participate in dividends declared on the Common Stock and whether such dividends will be cumulative, noncumulative or partially cumulative;

          3.   Liquidations.  The amount of liquidation preference, if any, and
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a statement as to whether or not and if so when the shares will participate with the Common Stock in liquidating distributions;

          4 .  Redemption . Whether the shares are redeemable at the option of
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the corporation, the shareholder or another person Or upon the occurrence of a designated event for cash or indebtedness in a designated amount or in an amount determined by a designated formula or by reference to an extrinsic: event or data, and statements as to the terms and conditions of such a redemption, if any, and the procedures for effecting such a redemption and whether or not and if so where and in what manner a sinking fund is to be created for the purpose of funding any such redemption;

          5.   Conversion. Whether the shares are convertible at the option of
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the corporation, the shareholder or another person or upon the occurrence of a designated event for other securities of the corporation in a designated amount or in an amount determined by a designated formula or by reference to an extrinsic event or data and statements as to the terms and conditions of such a conversion, if any, and the procedures for effecting such a conversion; and

          6.   Other Terms. Such other preferences, limitations and relative
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rights as the Board of Directors may determine.  Any series of Preferred Stock established by the Board of Directors shall include a designation of the series so as to distinguish that series from all other series of Preferred Stock or undesignated Preferred Stock. The resolution o Pounds the Board of Directors establishing a series of Preferred Stock shall sot forth the number of shares to be included in such series and all shares of such series which are thereafter redeemed, converted, or, if so provided in the resolution, remain unissued on a designated date or on the occurrence of an event shall cease to be of such series and become undesignated Preferred Stock. All shares of a series shall have preferences, limitations and relative rights identical to those of all other shares of the same series. Any determination of the preferences, limitations and relative rights of the Preferred Stock as a whole or of one or more series of Preferred Stock by the Board of Directors shall constitute articles of amendment to these Articles of Incorporation and shall become effective without shareholder action upon filing as prescribed by the Oregon Business Corporation Act. No shares of Preferred Stock or any series thereof shall be issued by the corporation prior to the filing of articles of amendment determining the preferences, limitations and relative rights of such shares.

                                   ARTICLE IV

                               BOARD OF DIRECTORS
     The number of directors of the corporation shall be as provided in the corporation's bylaws. The names of directors constituting the initial Board of Directors of the corporation shall be as elected by the incorporator at the organizational meeting of the corporation.

                                   ARTICLE V

                     LIMITATIONS ON LIABILITY OF DIRECTORS

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date of adoption of this Article and that this provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any distribution to shareholders which is unlawful under the Oregon Business Corporation Act or successor statute; or (d) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this section shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions prior to such amendment or repeal.

     If the Oregon Business Corporation Act is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended.

                                   ARTICLE VI
                                INDEMNIFICATION
     A.   Non-Derivative Actions.  Subject to the provisions of Sections C and F
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below, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including all appeals) (other that an action by or in the right of the corporation), by reason of or arising from the fact that the person is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foregoing or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if the person acted in good faith, did nor engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful .

     B.   Derivative Actions.  Subject to the provisions of Sections C and F
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below, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit ( including all appeals) by or in the right of the corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys' fees ) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person's duty to the corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the corporation, or for any distribution to shareholders which is unlawful under the Oregon Business Corporation Act, or successor statute, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C.   Determination of Right to Indemnification in Certain Cases.  Subject
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to the provisions of Section E and F of below, indemnification under Sections A and B of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

          (a )                                         By the Board of
directors by majority vote or a quorum consisting of directors [that] are not or were not parties to the action, suit or proceeding;

          (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding (directors who are parties to the proceeding may participate in designation of the committee);

          (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or ( b) or, if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding;

          (d)  By the shareholders; or

          (e)  By a court of competent jurisdiction.

     D.   Indemnification of Persons Other then Officers or Directors. Subject
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to the provisions of Section F, in the event any person not included with the group of persons referred to or in Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent ( including an attorney) of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the stockholders of the corporation by a majority vote of the outstanding shares may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were an officer or director referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted to officers and directors under this Article .

     E.   Successful Defense. Notwithstanding any other provision of Sections A,
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B, C, or D of this Article, but subject to the provisions of Section F, to the extent a director, officer, employee or agent (including an attorney) is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A, B or D of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys's fees) actually and reasonably incurred by him in connection therewith.

     F.   Condition Precedent to Indemnification Under Sections A,  B or D. Any
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person who desires to receive the benefits otherwise conferred by Sections A, B or D of this Article shall promptly notify the corporation that the person has been named a defendant to an action, suit or proceeding of a type referred to in Sections A, B or D and intends to rely upon the right of indemnification described in Sections A, B or C of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the corporation at the executive offices of the corporation or, in the event the notice is from the President, to the registered agent of the corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties ) or the stockholders of the corporation by a majority of the votes entitled to be cast by holders of shares of the corporation's stock which have unlimited voting rights of the corporation to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B or D of this Article shall be denied in its entirety or reduced in amount.

     G.   Advances for Expenses. Expenses incurred by a person indemnified
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hereunder in defending a civil, criminal, administrative or investigative action, suit or proceeding ( including all appeals) or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation and a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

     H.   Insurance.  The corporation may purchase and maintain insurance on
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behalf of any person who is or was a director, officer, employee or agent of the corporation or one of its subsidiaries or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

     I.   Purpose and Exclusivity. The indemnification referred to in the
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various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or board of Directors or otherwise. The corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of the Oregon Business Corporation Act dealing with indemnification.

     J.   Severability. If any of the provisions of this Article is found, in
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any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

     DATED this       day of                      , 1987.
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                              Edwin T. Cornelius, Jr.